                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA

CONTRACT NUMBER P9999999999

OWNER          JOHN DOE

      STATUTORY HOME OFFICE               EXECUTIVE OFFICE            ANNUITY SERVICE CENTER
   2999 NORTH 44TH ST., STE 250          1 SUNAMERICA CENTER              P. O. BOX 54299
        PHOENIX, AZ 85018            LOS ANGELES, CA 90067-6022     LOS ANGELES, CA 90054-0299

ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Owner under the Group Contract, in accordance with the provisions set forth in this Contract and in consideration of Purchase Payments We receive.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED-MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT EXCEPT DURING THE 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT TO AMOUNTS ALLOCATED TO THE NON-MVA FIXED ACCOUNT OPTION.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CONTRACT TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CONTRACT VALUE, LESS ANY PAYMENT ENHANCEMENT(S), ON THE BUSINESS DAY DURING WHICH THE CONTRACT IS RECEIVED. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Purchase Payment(s) may be required. Therefore, We reserve the right to allocate Your Purchase Payment(s) and any Payment Enhancement to the Cash Management Portfolio until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Contract Data Page.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.


   /s/  SUSAN L. HARRIS                            /s/  ELI BROAD
------------------------------                    ----------------------------
     Susan L. Harris                                  Eli Broad
        Secretary                                     President


                          INDIVIDUAL FIXED AND VARIABLE
                                ANNUITY CONTRACT

                                Nonparticipating

                                TABLE OF CONTENTS

CONTRACT DATA PAGE......................................................................PAGE 3

PURCHASE PAYMENT ALLOCATION.............................................................PAGE 4

DEFINITIONS.............................................................................PAGE 5

PURCHASE PAYMENT PROVISIONS.............................................................PAGE 8

ACCUMULATION PROVISIONS.................................................................PAGE 9

PAYMENT ENHANCEMENT PROVISIONS.........................................................PAGE 11

FEES AND CHARGES.......................................................................PAGE 12

TRANSFER PROVISIONS....................................................................PAGE 12

WITHDRAWAL PROVISIONS..................................................................PAGE 13

GENERAL PROVISIONS.....................................................................PAGE 15

DEATH PROVISIONS.......................................................................PAGE 17

ANNUITY PROVISIONS.....................................................................PAGE 20

ANNUITY PAYMENT OPTIONS ...............................................................PAGE 22

FIXED ANNUITY PAYMENT OPTIONS TABLE....................................................PAGE 23

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.................................................PAGE 26

                               CONTRACT DATA PAGE

CONTRACT NUMBER:                                          ANNUITY SERVICE CENTER:
         P9999999999                                      P. O. BOX 54299
                                                          LOS ANGELES, CA 90054-0299

OWNER:                                                    AGE AT ISSUE:
         JOHN DOE                                                35

ANNUITANT:                                                INITIAL PURCHASE PAYMENT:
         JOHN DOE                                                $10,000.00

CONTRACT DATE:                                            FIXED ACCOUNT OPTIONS -
         March 1, 1999                                    Minimum Guarantee Rate:
                                                                 3.0%

ANNUITY DATE:                                             INITIAL PAYMENT ENHANCEMENT:
         March 1, 2029                                           2.0%

LATEST ANNUITY DATE:                                      MORTALITY RISK CHARGE:
         March 1, 2054                                           [0.35%]

ANNUAL CONTRACT MAINTENANCE FEE:                          EXPENSE RISK CHARGE:
         $35.00                                                  [0.90%]

GUARANTEED DEATH BENEFIT RISK CHARGE:                     DISTRIBUTION EXPENSE CHARGE:
         [0.12%]                                                 [0.15%]

BENEFICIARY:                                              SEPARATE ACCOUNT:
         As named by You.                                        Variable Separate Account

DEATH BENEFIT OPTION:
         Option I:  Purchase Payment Accumulation



            PAYMENT ENHANCEMENT SCHEDULE FOR INITIAL PURCHASE PAYMENT

            PAYMENT ENHANCEMENT DATE                           PAYMENT ENHANCEMENT

INITIAL PAYMENT ENHANCEMENT:

                 March 1, 1999                                       $200.00

DEFERRED PAYMENT ENHANCEMENT(S):

                [March 1, 2008]                                     [$200.00*]


*May be reduced by certain withdrawals of Contract Value. Please see Payment Enhancement Provisions.


                                  FOR INQUIRIES
                               CALL 1-800-445-SUN2

                           PURCHASE PAYMENT ALLOCATION

                               Variable Portfolios

                SUNAMERICA                              ANCHOR
                SERIES TRUST                            SERIES TRUST

         0.00%  Cash Management                  0.00%  Government & Quality Bond
         0.00%  Corporate Bond                   0.00%  Growth
         0.00%  Global Bond                     25.00%  Natural Resources
         0.00%  High-Yield Bond                  0.00%  Capital Appreciation
         0.00%  Worldwide High Income
         0.00%  SunAmerica Balanced
        25.00%  MFS Total Return
         0.00%  Asset Allocation
         0.00%  Utility
         0.00%  Growth-Income
         0.00%  MFS Growth and Income
         0.00%  Federated Value
         0.00%  Venture Value
         0.00%  "Dogs" of Wall St.
         0.00%  Alliance Growth
        25.00%  Putnam Growth
         0.00%  Real Estate
         0.00%  MFS Mid-Cap Growth
         0.00%  Aggressive Growth
         0.00%  International Growth
                     and Income
         0.00%  Global Equities
         0.00%  International Diversified
                     Equities
         0.00%  Emerging Markets


                           Fixed Account Options

                       Guarantee                       Initial
                        Period                       Interest Rate

      25.00%       1-Year Fixed Non-MVA                 3.00%
      0.00%        3-Year Fixed MVA
      0.00%        5-Year Fixed MVA
      0.00%        7-Year Fixed MVA
      0.00%       10-Year Fixed MVA


                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract. Other capitalized terms in the Contract refer to the captioned paragraph explaining that particular concept in the Contract.

ACCUMULATION UNIT

A measurement used to compute the Contract Value in a Variable Portfolio prior to the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Contract cannot have Joint Annuitants if it is issued on a tax-qualified basis.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee are to start. The Owner specifies the Annuity Date, which must be at least two years after the Contract Date.

ANNUITY SERVICE CENTER

As specified on the Contract Data Page.

ANNUITY UNIT

A unit of measurement used to compute annuity payments from the Variable Portfolio.

BENEFICIARY

The Beneficiary is as named by You unless later changed by You in a written request to Us at Our Annuity Service Center.

CONTRACT DATE

The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE

The sum of: (1) the Accumulation Unit Values for Your amounts allocated to the Variable Portfolios and (2) the value of amounts allocated to the Fixed Account Options.

CONTRACT YEAR

A year starting from the Contract Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar year.

CONTRIBUTION YEAR

A year starting from the date a Purchase Payment is made in one calendar year and ending on the day preceding the anniversary of such date in succeeding calendar years.


CURRENT INTEREST RATE

The rate(s) of interest declared by Us applicable to allocations of subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

DEFERRED PAYMENT ENHANCEMENT

Any Payment Enhancement allocated to Your Contract Value on any Deferred Payment Enhancement Date.

FIXED ACCOUNT OPTIONS

The investment options under this Contract that are credited with a fixed rate of interest declared by the Company. All amounts allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Contract are shown on page 4.

FIXED ANNUITY

A series of periodic annuity payments in predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD

The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE

The rate(s) of interest credited to any portion of the initial Purchase Payment allocated to the Fixed Account Option(s), as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Contract is/are listed on page 4. The Initial Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

INITIAL PAYMENT ENHANCEMENT

The Payment Enhancement allocated to Your Contract Value on the date a Purchase Payment is credited to Your Contract.

IRC

The Internal Revenue Code of 1986, as amended, or as it may be amended or superseded.

JOINT OWNER

If Joint Owners are named, they must be spouses. Each Joint Owner has an equal ownership interest in the Contract unless We are advised otherwise in writing.

NYSE

New York Stock Exchange. Generally, the close of any NYSE business day is 4:00 PM, Eastern Time. Financial transactions and/or Purchase Payments received after the close of any NYSE business day will be credited with the next NYSE business day's Accumulation Unit Value for the selected Variable Portfolio.

OWNER

The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both Joint Owners, if applicable.

PAYEE

The person receiving payment of annuity benefits under this Contract.

PAYMENT ENHANCEMENT

Payment Enhancements are amounts allocated to Your Contract Value by Us. Payment Enhancements are not considered Purchase Payments.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Owner to the Company for the Contract. Payment Enhancements are not considered Purchase Payments.

RENEWAL INTEREST RATE

The rate(s) of interest declared by Us applicable to transfers from the Variable Portfolios into the Fixed Account Options and to amounts previously allocated to a Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

SEPARATE ACCOUNT

A segregated asset account named on the Contract Data Page. The Separate Account consists of the Variable Portfolios. The assets of the Separate Account are not comingled with the general assets and liabilities of the Company. The value of amounts allocated to the Variable Portfolios of the Separate Account is not guaranteed.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made after the Initial Purchase Payment.

TOTAL INVESTED AMOUNT

The sum of all Purchase Payments less amounts previously withdrawn that incurred a Withdrawal Charge, less Purchase Payments withdrawn that were no longer subject to a Withdrawal Charge.

VARIABLE ANNUITY

A series of periodic annuity payments which vary in amount according to the investment experience of one or more Variable Portfolio, as selected by You.

VARIABLE PORTFOLIO

The variable investment options available under this Contract. Each Variable Portfolio has its own investment objective and is invested in an underlying fund of the Anchor Series Trust or the SunAmerica Series Trust. Each Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio. The available Variable Portfolios are shown on page 4. Additional Variable Portfolios may become available in the future.

WE, OUR, US, THE COMPANY

Anchor National Life Insurance Company.

YOU, YOUR

The Owner.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency or timing of Purchase Payments. Purchase Payments will be allocated to the Fixed Account Option(s) and Variable Portfolio(s) in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Variable Portfolio under the Contract.

PRINCIPAL ADVANTAGE PROGRAM

An optional program under which We allocate a portion of Your Purchase Payment to a Fixed Account Option selected by You. This allocation will accumulate to the full amount of that Purchase Payment by the end of the Guarantee Period, provided there are no withdrawals or transfers prior to the end of the Guarantee Period from that Fixed Account Option. The amount of the allocation depends upon: (a) the Guarantee Period for the Fixed Account Option You select; and (b) the interest rate applicable to that allocation. We reserve the right to modify, suspend or terminate the Principal Advantage Program at any time.

DEFERMENT OF PAYMENTS

We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

We may suspend or postpone any payments from the Variable Portfolios if any of the following occur:

(a)     the NYSE is closed;

(b)     trading on the NYSE is restricted;

(c) an emergency exists such that it is not reasonably practical to dispose of securities in the Variable Portfolios or to determine the value of its assets; or

(d) the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

SUBSTITUTION OF VARIABLE PORTFOLIO

If: (a) the shares of the underlying funds of the SunAmerica Series Trust or the Anchor Series Trust should no longer be available for investment by the Separate Account; or (b) in the judgment of the Board of Trustees for the SunAmerica Series Trust and the Anchor Series Trust, further investment in the underlying funds of such entities is no longer appropriate in view of the purpose of the Contract, then We may substitute shares of another underlying fund, for shares already purchased, or to be purchased in the future by subsequent Purchase Payments under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.


                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Contract shall be the sum of the values of the Accumulation Units held in the Variable Portfolios for each Owner.

NUMBER OF ACCUMULATION UNITS

Your Contract is credited with Accumulation Units of the Separate Account when Purchase Payments are allocated to the Variable Portfolios. For that portion of each Purchase Payment allocated to a Variable Portfolio, the number of Accumulation Units credited is equal to the sum of each Purchase Payment, any Payment Enhancement and/or transfer amount allocated to that Variable Portfolio, reduced by premium taxes, if any: Divided by

The Accumulation Unit value for that Variable Portfolio for the NYSE business day on which the Purchase Payment, Payment Enhancement or transfer amount is allocated.

The number of Accumulation Units will be similarly adjusted for withdrawals, annuitizations, transfers and charges. Adjustments will be made as of the NYSE business day on which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Variable Portfolio for any NYSE business day is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value for the given NYSE business day of the assets attributable to the Accumulation Units of the Variable Portfolio, minus the total liabilities;


(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense, Mortality Risk and Guaranteed Death Benefit Risk charges (See CHARGES AND DEDUCTIONS); and

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

Under the Contract, the Fixed Account Accumulation Value shall be the sum of all monies then invested in the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited thereto. This amount shall be adjusted for withdrawals (which includes any Withdrawal Charges associated with those withdrawals), annuitizations, transfers, any applicable MVA on such transactions, and the deduction of the Contract Maintenance Fee. The Fixed

Account Accumulation Value shall not be less than the minimum values required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

Any amounts allocated to the Fixed Account Options from the initial Purchase Payment and the Payment Enhancement for the initial Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments and the initial Payment Enhancement for Subsequent Purchase Payments, if any, allocated to the Fixed Account Options will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period. Transfers to the Fixed Account Options from the Variable Portfolios and amounts renewed into the Fixed Account Options will earn interest at the Renewal Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

For thirty (30) days following the date of expiration of a Guarantee Period, You may renew for the same or any other Guarantee Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Variable Portfolios. If during that 30-day period You do not specify a different Guarantee Period or otherwise transfer to a Variable Portfolio, We will select the same Guarantee Period as has just expired, crediting Your Contract with the Renewal Interest Rate in effect on the date of expiration of the Guarantee Period, so long as such Guarantee Period does not extend beyond the Annuity Date. If the guarantee period extends beyond the Annuity Date, We will credit interest up to the Annuity Date at the Renewal Interest Rate for the 1-Year Fixed Account Option.

MARKET VALUE ADJUSTMENT (MVA)

Any payments and values based on the 3, 5, 7 or 10-year Fixed Account Options may be subject to a MVA, the operation of which may result in upward or downward adjustments in the Contract Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized by the following formula:

               {(1 + I)/(1+J+0.0050)}N/12 -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Initial Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the Initial Interest Rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal or annuitization request is processed. There will be no MVA from the Fixed Account Options in the following situations: (1) upon withdrawal or transfer within thirty (30) days after the end of the Guarantee Period; (2) upon withdrawal to pay fees or charges; (3) upon payment of the death benefit; or (4) upon annuitization on the latest Annuity Date.

                         PAYMENT ENHANCEMENT PROVISIONS

Payment Enhancements are amounts allocated to Your Contract Value by Us. Payment Enhancements are not considered Purchase Payments. Payment Enhancements are subject to Our terms and conditions as discussed below.

PAYMENT ENHANCEMENT FOR INITIAL PURCHASE PAYMENT

We will allocate the Initial Payment Enhancement shown on the Contract Data Page to the Fixed Account Options and Variable Portfolios in the same proportion as Your Initial Purchase Payment. The Initial Payment Enhancement will be allocated on Your Contract Date.

We will allocate any Deferred Payment Enhancement(s) shown on the Contract Data Page to the Cash Management Portfolio on the corresponding Deferred Payment Enhancement Date(s) shown. Any Deferred Payment Enhancement(s) will be reduced proportionately by Partial Withdrawals (including any fees or charges associated with such withdrawals) of the Initial Purchase Payment(s), prior to the Deferred Payment Enhancement Date(s).

PAYMENT ENHANCEMENT FOR SUBSEQUENT PURCHASE PAYMENT(S)

The Initial Payment Enhancement for Subsequent Purchase Payments is a percentage of each Subsequent Purchase Payment. This percentage is shown on the Contract Data Page. We will allocate the Initial Payment Enhancement for the Subsequent Purchase Payment to the Fixed Account Options and Variable Portfolios in the same proportion as that Subsequent Purchase Payment.

Any Deferred Payment Enhancement(s) and Deferred Payment Enhancement date(s) for Subsequent Purchase Payment(s) will be determined by Us at the time the Subsequent Purchase Payment is received. We will allocate any Deferred Payment Enhancement(s) for Subsequent Purchase Payments to the Cash Management Portfolio. Deferred Payment Enhancement(s) corresponding to Subsequent Purchase Payments will be reduced proportionately by Partial Withdrawals (including any fees or charges associated with such withdrawals) of that Subsequent Purchase Payment, prior to the Deferred Payment Enhancement Date(s).

DEFERRED PAYMENT ENHANCEMENTS

For purposes of determining a Deferred Payment Enhancement, Partial Withdrawals are assumed to be withdrawn from earnings first, then from Purchase Payments on a first-in-first-out (FIFO) basis. No Deferred Payment Enhancement will be allocated if prior to the Deferred Payment Enhancement Date: (a) the Contract Value is fully withdrawn; or (b) a death benefit has been paid; or (c) Annuity payments have begun; or (d) the entire Purchase Payment has been withdrawn.

                                FEES AND CHARGES

We will deduct the following charges from the Contract:

CONTRACT MAINTENANCE FEE

The charge specified on the Contract Data Page will be deducted on each Contract anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Contract Value is withdrawn in full if the withdrawal is not on the Contract anniversary. We reserve the right to assess a charge on a class basis which is less than the charge specified on the Contract Data Page.

WITHDRAWAL CHARGE

The charge, if any, to be deducted upon withdrawal of any portion of the Contract Value. See WITHDRAWAL PROVISIONS.

MORTALITY RISK CHARGE

On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Variable Portfolios to which Your Purchase Payments are allocated. This charge is to compensate Us for assuming the mortality risks under the Contract.

EXPENSE RISK CHARGE

On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Variable Portfolios to which Your Purchase Payments are allocated. This charge is to compensate Us for assuming the expense risks under the Contract.

DISTRIBUTION EXPENSE CHARGE

On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Variable Portfolios to which Your Purchase Payments are allocated. This charge is to compensate Us for all distribution expenses associated with the Contract.

GUARANTEED DEATH BENEFIT RISK CHARGE

On an annual basis this charge, as shown on the Contract Data Page, equals a percentage of the average daily total net asset value of the Variable Portfolios to which Your Purchase Payments are allocated. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide a minimum guaranteed Death Benefit prior to the Annuity Date.


                               TRANSFER PROVISIONS

Prior to the Annuity Date, You may transfer all or part of Your Contract Value to any of the Variable Portfolios or Fixed Account Options. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Variable Portfolio or Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN VARIABLE PORTFOLIOS

Prior to the Annuity Date, You may transfer all or a portion of Your Contract Value between Variable Portfolios. A transfer will result in the redemption of Accumulation Units in a Variable Portfolio and the purchase of Accumulation Units in the other Variable Portfolio. Transfers will be effected at the next computed Accumulation Unit Value following Our receipt of Your request for transfer. Accumulation Unit Values are calculated at the close of each NYSE business day.

After the Annuity Date, You may transfer all or a portion of Your Contract Value from one Variable Portfolio to another Variable Portfolio. A transfer will result in the redemption of Annuity Units in a Variable Portfolio and the purchase of Annuity Units in the other Variable Portfolio. Transfers will be effected for the last NYSE business day of the month in which We receive Your request for the transfer.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS TO AND FROM THE FIXED ACCOUNT
OPTIONS

Prior to the Annuity Date, You may transfer all or any part of Your Contract Value from the Variable Portfolio(s) to any Fixed Account Option(s) or from the Fixed Account Option(s) to the Variable Portfolio(s) of the Contract.

After the Annuity Date, transfers into or out of the Fixed Account Option(s) are not allowed.

DOLLAR COST AVERAGING (DCA)

An optional program under which You authorize the automatic transfer of specified amounts or percentages, at the interval selected by You, from the 1-Year Fixed Account Option or any Variable Portfolio(s) into any Variable Portfolio, other than the source account. The unit values credited and applied to Your Contract are determined on each date of transfer. You may terminate the DCA program at any time. We reserve the right to modify, suspend or terminate the DCA program at any time.

                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while the Owner is living, You may withdraw all or part of Your Contract Value under this Contract by informing Us at Our Annuity Service Center. For a full withdrawal, this Contract must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Without a written notice to the contrary, withdrawals will be deducted from the Contract Value in proportion to their allocation among the Fixed Account Options and the Variable Portfolios. Withdrawals will be based on values for the NYSE business day in which the request for withdrawal and the Contract (in the case of a full withdrawal), are received at Our Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.





WITHDRAWAL CHARGE

Withdrawals of all or a portion of the Contract Value may be subject to a Withdrawal Charge as shown in the chart below. The Withdrawal Charge applied to any withdrawal will depend on how long the Purchase Payment to which the withdrawal is attributed has been in the Contract. No Withdrawal Charge is made on an amount withdrawn which is considered to be a withdrawal of penalty-free earnings.

For the purpose of determining the Withdrawal Charge, a withdrawal will be attributed to amounts in the following order: (1) penalty-free earnings in the Contract; (2) Purchase Payments which are both no longer subject to the Withdrawal Charge and not yet withdrawn; (3) any remaining Penalty-Free Withdrawal amount (except in the case of a full surrender); and (4) Purchase Payments subject to a Withdrawal Charge. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal in the case of a full surrender.

                 Number of Years Elapsed                               Withdrawal Charge as a
          Between Purchase Payment Contribution                       Percentage of Withdrawn
                  and Date of Withdrawal                                  Purchase Payment
          -------------------------------------                       -----------------------
                            0                                                    9%
                            1                                                    9%
                            2                                                    8%
                            3                                                    7%
                            4                                                    6%
                            5                                                    5%
                            6                                                    4%
                            7                                                    3%
                            8                                                    2%
                            9+                                                   0%

The Withdrawal Charge will be deducted from amounts remaining in the Variable Portfolios and the Fixed Account Options after the withdrawal, in the same proportion as the remaining Contract

Value is allocated, unless You request that the withdrawal come from a particular Fixed Account Option or Variable Portfolio. If the remaining Contract Value is insufficient to cover the Withdrawal Charge, any remaining balance will be deducted from the withdrawal amount requested.

PENALTY-FREE WITHDRAWALS

As of any day, You may make a withdrawal of up to the Penalty-Free Withdrawal amount for that day without incurring a Withdrawal Charge. Any Penalty-Free Withdrawal made in excess of penalty-free earnings in the Contract is considered to be a withdrawal of future penalty-free earnings and is therefore not a withdrawal of the Total Invested Amount. On any day, penalty-free earnings in the Contract are calculated as the Contract Value at the end of that day less the Total Invested Amount.

During the first Contract Year, the Penalty-Free Withdrawal amount is equal to the penalty-free earnings in the Contract as of the date of withdrawal.

Alternatively, during the first Contract Year, You may make withdrawals of the Penalty-Free Withdrawal amount through the Systematic Withdrawal Program. The Penalty-Free Withdrawal amount as of any systematic withdrawal date is 10% of the Total Invested Amount less any withdrawals already made during the Contract Year. After the first Contract Year, the maximum Penalty-Free Withdrawal amount as of the date of the withdrawal is the greater of:

(a)  penalty-free earnings in the Contract as of that date; or

(b) 10% of the Total Invested Amount on deposit for at least one year, less any withdrawals already made during the year.

Although amounts withdrawn free of a Withdrawal Charge may reduce principal, they do not reduce the Total Invested Amount for purposes of calculating the Withdrawal Charge or for the purposes of calculating penalty-free earnings in the Contract. As a result, You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

SYSTEMATIC WITHDRAWAL PROGRAM

Prior to the Annuity Date, You may elect to participate in the Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from Your account monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is subject to Company limits. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge and/or a Market Value Adjustment. See the WITHDRAWAL CHARGE and MARKET VALUE ADJUSTMENT provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request. We reserve the right to modify, suspend or terminate the Systematic Withdrawal Program at any time.


                               GENERAL PROVISIONS

ENTIRE CONTRACT

The entire contract between You and Us consists of the application as completed by You at the time of purchase, this Contract and any attached endorsement(s). No one can change the terms or conditions of this contract other than Us. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Owner is an individual, the Owner may change the Annuitant(s) at any time prior to the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is a non-natural person, the Owner may not change the Annuitant.

DEATH OF ANNUITANT

If the Owner and Annuitant are different, and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Owner, see DEATH PROVISIONS.



MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Account Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Account Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Portfolios will be deducted from the next payment(s) due. Any underpayment from the Variable Portfolios will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL

The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

CONFORMITY WITH STATE LAWS

The provisions of this Contract will be interpreted by the laws of the state in which the enrollment form was signed or such other state as is required by law. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Contract or the taxation of benefits under the Contract change, We reserve the right to amend this Contract to comply with these changes.

ASSIGNMENT

You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS

To the extent permitted by law, no right or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES OR OTHER TAXES

The Company may deduct from Your Contract Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Application unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.




PERIODIC REPORTS

During each Contract Year, We will send You quarterly statements of the account activity of the Contract as well as confirmation reports after each financial transaction. The quarterly statements will include all transactions which have occurred during the accounting period shown on the statement.

INCONTESTABILITY

This Contract will be incontestable from the Contract Date.

NONPARTICIPATING

This Contract does not share in Our surplus.


                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Contract is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Owner.

DEATH OF OWNER BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving all required documentation including: (a) due proof that any Owner died before the Annuity Date; and (b) an election form selecting the payment option from the options listed below. If no election is received within 60 days of our receipt of due proof of death, the death benefit will be paid in accordance with option 1 below. The Beneficiary must select one of the following options:

               1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments on death; or

               2. Collect the death benefit in the form of one of the Annuity Payment Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this option must commence within one year after the Owner's death, otherwise, the death benefit will be paid in accordance with option 1 above; or

               3. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to become the Owner and continue the Contract in force. If this option is elected, no death benefit is paid. Upon the new Owner's subsequent death, the entire interest must be distributed immediately under option 1 or 2 above.


DUE PROOF OF DEATH

Due Proof of Death means:

               1.     a certified copy of a death certificate; or

               2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

               3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or

               4.     any other proof satisfactory to Us.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit will be determined based upon Your death benefit option selection. Once selected, the death benefit option cannot be changed. The death benefit options are as described below.

OPTION I:  PURCHASE PAYMENT ACCUMULATION DEATH BENEFIT OPTION

    Prior to the Annuity Date and upon death of the Owner, the Beneficiary will receive the greatest of:

     1. the Contract Value for the NYSE business day during which We receive all required documentation including due proof of death of the Owner and an election of the type of payment to be made at Our Annuity Service Center; or

     2. Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals), compounded until the date of death at 4% interest, plus any Purchase

        Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) recorded after the date of death; or

     3. the Contract Value at the seventh Contract anniversary, plus any subsequent Purchase Payments and less any subsequent withdrawals (and any fees or charges applicable to such withdrawals) compounded until the date of death at 4% interest, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) recorded after the date of death.

If the Owner was age 70 or older on the Contract Date, both (2) and (3) above will be compounded at 3%, rather than 4%. If the death benefit is paid on the death of a Owner who was not originally named in the application and was age 70 or older on the Contract Date, both (2) and (3) above will be compounded at 3%, rather than 4%.











OPTION II:  MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION

    If, upon the death of the Owner and prior to the Annuity Date, the Owner has not attained his or her 90th birthday, the Beneficiary will receive the greatest of:

     1. the Contract Value for the NYSE business day during which We receive all required documentation including due proof of death of the Owner and an election of the type of payment to be made at Our Annuity Service Center; or

     2. Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value preceding the date of death. The maximum anniversary value is equal to the greatest anniversary value attained from the following:

        As of the date of receipt of due proof of death and an election of the type of payment to be made, at our Annuity Service Center, We will calculate an anniversary value for each Contract anniversary prior to the Owner's 81st birthday. The anniversary value is equal to the Contract Value on a Contract anniversary, increased by the dollar amount of any Purchase Payments made since that anniversary and reduced by the dollar amount of any withdrawals (and any fees or charges applicable to such withdrawals) since that anniversary.

If the deceased Owner has attained age 90, then the death benefit will be the Contract Value as defined in (1) above.

DEATH OF OWNER OR ANNUITANT ON OR AFTER THE ANNUITY DATE. If any Owner or Annuitant dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay the remaining portion of the interest of the Contract under the annuity payment option being used on the date of death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Owner. While (a) the Owner is living; and (b) before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. The change will take effect on the date We record the proper notice subject to any payments We have made. If two or more persons are named, (a) those surviving the Owner will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries at the death of the Owner, the death benefit will be paid to the estate of the Owner in accordance with option 1, under DEATH OF OWNER BEFORE THE ANNUITY DATE.


                               ANNUITY PROVISIONS

ANNUITY DATE

The Owner selects an Annuity Date (the date on which annuity payments are to begin) at the time of application. The Owner may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Contract Date, but not beyond the later of the Owner's 90th birthday or ten years after the Contract Date. If the Owner is a non-natural person, the latest Annuity Date is the later of the Annuitant's 90th birthday or ten years after the Contract Date. If no Annuity Date is selected, the Annuity Date will be the latest Annuity Date, as set by the Company.

PAYMENTS TO OWNER

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS

If a Fixed Annuity payment option has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS

The amount of each Fixed Annuity payment will be determined by applying the portion of the Contract Value allocated to Fixed Annuity payments less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Contract Value allocated to the Variable Portfolio, less any applicable premium taxes, to rates which are equal to the annuity rates based upon the annuity table applicable to the Variable Annuity payment option chosen. If the Contract Value is allocated to more than one Variable Portfolio, the value of Your interest in each Variable Portfolio is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Variable Portfolio.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Portfolio is the amount of the first annuity payment attributable to that Variable Portfolio divided by the value of the applicable Annuity Unit for that Variable Portfolio as of the Annuity Date. The number will not change as a result of investment experience.



(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Variable Portfolio is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Variable Portfolio for the last NYSE business day of the current month.

The Net Investment Factor for any Variable Portfolio for a certain month is determined by dividing (1) by (2) where:

                (1) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of that month, and

                (2) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, subsequent Variable Annuity payments will vary in amount according to the investment performance of the applicable Variable Portfolio(s) to which a portion of Your Contract Value is allocated. The amount may change from month to month. The amount of each subsequent payment for each Variable Portfolio is:

The number of Annuity Units for each Variable Portfolio as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Variable Portfolio at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.










                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Contract to the Company at its Annuity Service Center, the Contract Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Contract Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been selected by the Annuity Date, You will automatically receive option 4, below, with 120 monthly payments guaranteed.


OPTIONS 1 & 1V - LIFE ANNUITY, LIFETIME PAYMENTS GUARANTEED

Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2V - JOINT AND 100% SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3V - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than the 10 or 20 years, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4V - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 10 or 20 years, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5V - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments payable to the Payee for any specified period of time for five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve month periods. In the event of death of the Annuitant, any remaining guaranteed annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if You fully surrendered Your Certificate.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not included any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                   OPTION 1
                                            OPTION 4                       OPTION 4
   AGE OF                                 LIFE ANNUITY                   LIFE ANNUITY
  ANNUITANT      LIFE ANNUITY      (W/120 PAYMENTS GUARANTEED)    (W/240 PAYMENTS GUARANTEED)
                 MALE   FEMALE        MALE           FEMALE           MALE          FEMALE
     55          4.23    3.84         4.19            3.82            4.05           3.76
     56          4.32    3.91         4.27            3.88            4.11           3.81
     57          4.41    3.98         4.35            3.95            4.17           3.87
     58          4.51    4.05         4.44            4.02            4.24           3.93
     59          4.61    4.13         4.54            4.10            4.31           4.00
     60          4.72    4.22         4.64            4.18            4.37           4.06
     61          4.84    4.31         4.74            4.27            4.44           4.13
     62          4.96    4.40         4.85            4.36            4.51           4.20
     63          5.10    4.51         4.97            4.45            4.58           4.27
     64          5.24    4.62         5.10            4.55            4.65           4.35
     65          5.40    4.73         5.22            4.66            4.72           4.42
     66          5.56    4.86         5.36            4.78            4.79           4.50
     67          5.74    4.99         5.50            4.90            4.86           4.57
     68          5.93    5.14         5.65            5.02            4.92           4.65
     69          6.13    5.29         5.80            5.16            4.99           4.73
     70          6.35    5.46         5.96            5.30            5.05           4.80
     71          6.58    5.64         6.13            5.46            5.10           4.88
     72          6.82    5.84         6.29            5.62            5.16           4.95
     73          7.08    6.05         6.47            5.78            5.20           5.02
     74          7.36    6.28         6.64            5.96            5.25           5.08
     75          7.66    6.53         6.82            6.14            5.29           5.14
     76          7.98    6.80         7.00            6.33            5.33           5.19
     77          8.33    7.09         7.19            6.53            5.36           5.24
     78          8.69    7.41         7.37            6.73            5.39           5.29
     79          9.09    7.75         7.55            6.94            5.41           5.33
     80          9.51    8.11         7.73            7.14            5.43           5.36
     81          9.97    8.51         7.91            7.35            5.45           5.39
     82         10.45    8.94         8.08            7.55            5.47           5.42
     83         10.97    9.41         8.24            7.76            5.48           5.44
     84         11.52    9.92         8.40            7.95            5.49           5.46
     85         12.10    10.47        8.54            8.13            5.50           5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF
     MALE
   ANNUITANT                                AGE OF FEMALE ANNUITANT
   ---------                                -----------------------
                      55          60         65         70         75         80         85
      55             3.54        3.69       3.84       3.96       4.06       4.13       4.17
      60             3.63        3.83       4.04       4.23       4.39       4.52       4.60
      65             3.70        3.95       4.23       4.51       4.78       5.00       5.16
      70             3.75        4.04       4.39       4.78       5.18       5.56       5.85
      75             3.78        4.11       4.51       5.01       5.57       6.14       6.65
      80             3.81        4.15       4.60       5.18       5.89       6.70       7.52
      85             3.82        4.18       4.66       5.30       6.14       7.18       8.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                  AGE OF FEMALE ANNUITANT
   ---------                                  -----------------------
                      55          60         65         70         75         80         85
      55             3.54        3.69       3.83       3.96       4.05       4.12       4.16
      60             3.63        3.83       4.03       4.22       4.38       4.50       4.57
      65             3.70        3.95       4.22       4.50       4.76       4.97       5.10
      70             3.75        4.04       4.38       4.76       5.15       5.48       5.72
      75             3.78        4.10       4.50       4.98       5.50       6.00       6.40
      80             3.80        4.14       4.58       5.13       5.78       6.46       7.04
      85             3.81        4.16       4.62       5.22       5.97       6.80       7.55

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                  AGE OF FEMALE ANNUITANT
   ---------                                  -----------------------
                      55          60         65         70         75         80         85
      55             3.53        3.68       3.81       3.92       3.99       4.03       4.04
      60             3.62        3.81       4.00       4.16       4.27       4.34       4.37
      65             3.68        3.92       4.16       4.39       4.56       4.66       4.71
      70             3.72        3.99       4.29       4.58       4.81       4.96       5.03
      75             3.74        4.03       4.36       4.70       4.99       5.17       5.26
      80             3.75        4.05       4.40       4.77       5.09       5.30       5.40
      85             3.76        4.06       4.42       4.80       5.13       5.35       5.46

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                       FIXED PAYMENT FOR SPECIFIED PERIOD

    NUMBER         MONTHLY      NUMBER     MONTHLY    NUMBER     MONTHLY    NUMBER     MONTHLY
   OF YEARS        PAYMENT     OF YEARS    PAYMENT   OF YEARS    PAYMENT   OF YEARS    PAYMENT
   --------        -------     --------    -------   --------    -------   --------    -------
                                  10        9.61        17        6.23        24        4.84
                                  11        8.86        18        5.96        25        4.71
       5            17.91         12        8.24        19        5.73        26        4.59
       6            15.14         13        7.71        20        5.51        27        4.47
       7            13.16         14        7.26        21        5.32        28        4.37
       8            11.68         15        6.87        22        5.15        29        4.27
       9            10.53         16        6.53        23        4.99        30        4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

           OPTIONS 1V & 4V - TABLE OF MONTHLY INSTALLMENTS PER $1,000

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                  OPTION 1V                OPTION 4V                       OPTION 4V
                                          LIFE ANNUITY                   LIFE ANNUITY
   AGE OF                               (W/120 PAYMENTS                 (W/240 PAYMENTS
 ANNUITANT       LIFE ANNUITY             GUARANTEED)                     GUARANTEED)
                MALE    FEMALE        MALE           FEMALE           MALE          FEMALE
     55         4.53     4.13         4.48            4.11            4.33           4.05
     56         4.62     4.20         4.56            4.18            4.39           4.10
     57         4.71     4.27         4.64            4.24            4.45           4.16
     58         4.80     4.34         4.73            4.31            4.52           4.22
     59         4.90     4.42         4.82            4.39            4.58           4.28
     60         5.01     4.51         4.92            4.47            4.65           4.34
     61         5.13     4.60         5.03            4.55            4.71           4.41
     62         5.26     4.69         5.14            4.64            4.78           4.48
     63         5.39     4.80         5.25            4.74            4.85           4.55
     64         5.54     4.91         5.38            4.84            4.92           4.62
     65         5.69     5.02         5.51            4.94            4.99           4.69
     66         5.86     5.15         5.64            5.06            5.05           4.77
     67         6.03     5.28         5.78            5.18            5.12           4.84
     68         6.22     5.43         5.93            5.30            5.18           4.92
     69         6.43     5.58         6.08            5.44            5.24           4.99
     70         6.64     5.75         6.23            5.58            5.30           5.06
     71         6.87     5.93         6.40            5.73            5.36           5.14
     72         7.12     6.13         6.56            5.89            5.41           5.21
     73         7.38     6.34         6.73            6.06            5.46           5.27
     74         7.66     6.57         6.91            6.23            5.50           5.33
     75         7.96     6.82         7.09            6.41            5.54           5.39
     76         8.28     7.09         7.27            6.60            5.57           5.44
     77         8.63     7.38         7.45            6.79            5.61           5.49
     78         9.00     7.70         7.63            6.99            5.63           5.54
     79         9.40     8.04         7.81            7.19            5.66           5.58
     80         9.82     8.41         7.98            7.40            5.68           5.61
     81        10.28     8.81         8.16            7.60            5.70           5.64
     82        10.76     9.24         8.32            7.81            5.71           5.66
     83        11.28     9.71         8.48            8.00            5.72           5.69
     84        11.83    10.23         8.64            8.19            5.73           5.70
     85        12.42    10.78         8.78            8.38            5.74           5.72

              OPTION 2V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

   AGE OF
    MALE
  ANNUITANT                                AGE OF FEMALE ANNUITANT
  ---------                                -----------------------
                   55          60          65         70          75         80          85
     55           3.83        3.98        4.12       4.24        4.34       4.42        4.46
     60           3.92        4.11        4.32       4.51        4.67       4.80        4.89
     65           3.99        4.23        4.50       4.79        5.05       5.28        5.44
     70           4.04        4.33        4.67       5.05        5.46       5.83        6.13
     75           4.07        4.39        4.79       5.28        5.84       6.41        6.93
     80           4.10        4.44        4.88       5.45        6.16       6.97        7.79
     85           4.11        4.47        4.94       5.57        6.41       7.45        8.61

              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

   AGE OF
    MALE
  ANNUITANT                                 AGE OF FEMALE ANNUITANT
  ---------                                 -----------------------
                   55          60          65         70          75         80          85
     55           3.83        3.98        4.12       4.24        4.34       4.40        4.45
     60           3.92        4.11        4.31       4.50        4.66       4.78        4.86
     65           3.99        4.23        4.50       4.78        5.03       5.24        5.38
     70           4.04        4.32        4.66       5.03        5.41       5.75        5.99
     75           4.07        4.38        4.78       5.25        5.77       6.26        6.66
     80           4.09        4.43        4.86       5.40        6.05       6.72        7.29
     85           4.10        4.45        4.90       5.50        6.24       7.05        7.80

              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                  AGE OF FEMALE ANNUITANT
   ---------                                  -----------------------
                      55          60         65         70         75         80         85
      55             3.82        3.97       4.10       4.20       4.27       4.31       4.33
      60             3.91        4.09       4.28       4.44       4.55       4.61       4.64
      65             3.97        4.20       4.44       4.66       4.83       4.93       4.97
      70             4.01        4.27       4.56       4.84       5.07       5.21       5.28
      75             4.03        4.31       4.64       4.97       5.25       5.42       5.51
      80             4.04        4.33       4.67       5.03       5.34       5.55       5.65
      85             4.05        4.34       4.69       5.06       5.38       5.60       5.70


              OPTION 5V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD


   NUMBER       MONTHLY      NUMBER     MONTHLY     NUMBER     MONTHLY     NUMBER     MONTHLY
  OF YEARS      PAYMENT     OF YEARS    PAYMENT    OF YEARS    PAYMENT    OF YEARS    PAYMENT
  --------      -------     --------    -------    --------    -------    --------    -------
                               10         9.83        17         6.47        24         5.09
                               11         9.09        18         6.20        25         4.96
      5          18.12         12         8.46        19         5.97        26         4.84
      6          15.35         13         7.94        20         5.75        27         4.73
      7          13.38         14         7.49        21         5.56        28         4.63
      8          11.90         15         7.10        22         5.39        29         4.53
      9          10.75         16         6.76        23         5.24        30         4.45


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA

                         INDIVIDUAL FIXED AND VARIABLE
                                ANNUITY CONTRACT

                                Nonparticipating